UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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D&E Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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D&E COMMUNICATIONS, INC.

Ephrata, Pennsylvania

Notice of 2004 Annual Meeting

to Shareholders and Participants

in the Dividend Reinvestment Plan,

and the D&E Communications, Inc. Employee 401(k) Savings Plan

The Annual Meeting of the Shareholders of D&E Communications, Inc. (“the Company”) will be held in accordance with the By-Laws of the Company on Thursday, April 29, 2004, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

1.	To elect four (4) Class C Directors for a term to expire in the year 2007 (or until their successors are duly elected and qualified);

2.	To approve and adopt an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock of the Company from thirty million shares to one hundred million shares;

3.	To ratify the Board of Directors’ selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004; and

4.	To act upon such other business as may be properly brought before the meeting.

Only holders of common stock of record on the books of the Company at the close of business on March 12, 2004, will be entitled to vote at the Annual Meeting or any adjournment thereof.

For those shareholders who are also participants in the D&E Communications, Inc. Dividend Reinvestment Plan (the “DRP”), for which the Company serves as trustee and is the record owner of those shares, or the Employee 401(k) Savings Plan for which Fidelity Investments is the Trustee and is the record owner, you are entitled to direct the trustee on how to vote the shares allocated to your account by returning the enclosed Proxy/Voting Instruction Card(s). A copy of the Proxy Statement and the 2003 Annual Report of the Company are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors’ nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE TO D&E TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of

Directors

W. Garth Sprecher

Secretary

March 29, 2004

Enclosures

D&E COMMUNICATIONS, INC.

PROXY STATEMENT

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of D&E Communications, Inc. (the “Company”) will be held at 10:30 a.m. on Thursday, April 29, 2004, at the Company’s principal executive offices at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the “Annual Meeting”).

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

•	the election of four (4) Class C directors for a term of three years;

•	the approval and adoption of an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock of the Company from thirty million shares to one hundred million shares;

•	the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004, and

•	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation Revocability and Voting of Proxies

Proxies in the accompanying form are being solicited by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting. If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•	delivering a notice of revocation or delivering a later-dated proxy to W. Garth Sprecher, Secretary, D&E Communications, Inc., 124 East Main Street, Ephrata, Pennsylvania 17522;

•	submitting a proxy card with a later date; or

•	appearing at the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, in and of itself, revoke a proxy. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the four nominees for director identified in this Proxy Statement, FOR the approval of the proposal to amend the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares, and FOR the ratification of PricewaterhouseCoopers as the Company’s independent accountants. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Company.

This proxy statement and the form of proxy are being mailed to shareholders commencing on or about March 29, 2004.

Shareholders Entitled to Vote

Only holders of shares of common stock, par value $0.16 per share, of the Company (“Common Stock”) as shown on the books of the Company at the close of business on March 12, 2004, the record date, will be entitled to vote at the meeting.

Voting

On the record date, there were 15,550,720 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting. Each holder of the Company’s common stock is entitled to one vote per share owned of record on all business presented at the meeting, except that shareholders have cumulative voting rights in electing directors. Cumulative voting means that each Shareholder is entitled to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by the shareholder. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees as he or she sees fit.

Judges of election are appointed by the Board to conduct the tabulation of votes with respect to the election of directors and the other matters to come before the Annual Meeting and to report the results thereof. The four nominees for Class C director receiving the highest number of votes shall be elected as Class C directors of the Company. Under the Company’s Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of a majority of the votes cast at the meeting is required for (i) the approval and adoption of the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock and (ii) the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004.

Abstentions and broker non-votes are not votes cast, although they will be counted in determining whether there is a quorum. Because directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors. Similarly, abstentions and broker non-votes will have no effect on the approval and adoption of the proposal to amend the Company’s Articles of Incorporation and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’ independent accountants.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s Common Stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. D&E does not plan to employ a professional solicitation firm with respect to the proxy vote.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of the four nominees for director identified in this Proxy Statement, FOR the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants.

PROPOSAL 1: ELECTION OF FOUR (4) CLASS C DIRECTORS

The Company’s Articles of Incorporation provide for a maximum of twelve (12) directors to be elected to the Company’s Board.

The Board currently consists of twelve (12) members divided into three (3) classes, which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three (3) years (or until their successors are duly elected and qualified), and the three classes of the Board are staggered. Accordingly, one of the three classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class C are serving terms expiring this year. The directors in Classes A and B are serving terms expiring at the annual meeting of the shareholders in 2005 and 2006, respectively. The Board has nominated for re-election to Class C four (4) directors whose terms expire this year, namely Paul W. Brubaker, Robert A. Kinsley, Steven B. Silverman and Anne B. Sweigart. If elected, their terms will expire at the 2007 annual meeting (or at such time as their successors are duly elected and qualified). There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director.

The persons named in the accompanying proxy card as proxy holders will vote the shares as designated by the shareholder, including any exercise of cumulative voting rights through the distribution of votes among the nominees for Class C directors as indicated on the proxy card. Absent such designation, the proxy holders will have the right to vote as they see fit, including the right to vote cumulatively. In such circumstances, the Company has been advised by the proxy holders that they intend to vote pursuant to the proxy for the election of the Company’s nominees for director and to exercise cumulative voting, if necessary, to secure their election. Each individual nominated for election as a director has agreed to serve if elected. However, in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy have informed the Company that they intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board, including through the exercise of cumulative voting rights as described above.

Directors

The following list identifies each nominee to serve in Class C, and the current Class A and Class B directors that were determined by the Board of Directors to be independent for purposes of the NASDAQ listing standards approved by the Securities and Exchange Commission (“SEC”) on November 4, 2003. Independent directors include:

Paul W. Brubaker

Robert A. Kinsley

Steven B. Silverman

John Amos

Richard G. Weidner

Thomas H. Bamford

Ronald E. Frisbie

D. Mark Thomas

Nominees for Class C Directors for Terms to Expire In 2007

Paul W. Brubaker, age 60, is the Executive Vice President, Corporate Secretary and a director of the Ephrata National Bank where he has been employed since 1961. He is a graduate of the American Institute of Banking and serves as a director and Treasurer of Pleasant View Retirement Community, Manheim. He serves as past Chairman of the Board of Directors of the Atlantic Northeast District, Church of the Brethren. Mr. Brubaker is Chairman of the Pennsylvania Bankers Association, Group 5. He has been a director of the Company since 1990 and currently is a member of the audit committee and serves as Chairman of the nominating and governance committee.

Robert A. Kinsley, age 63, is Chairman and Chief Executive Officer of Kinsley Construction, a company he founded in York, Pennsylvania in 1963 that specializes in heavy, general and design-build construction. Mr. Kinsley is also managing partner of Kinsley Equities, which is a regional real estate developer of industrial and commercial properties. He is also a director of Mercantile – Safe Deposit & Trust Company, Baltimore, Maryland and Ruscilli Construction Company of Columbus, Ohio. Mr. Kinsley is Chairman of the board of I. B. Abel, an electrical construction firm in south central Pennsylvania. He serves numerous community and professional organizations and is currently a member of South George Street Community Partnership Board of Directors. He is a trustee of York College of Pennsylvania and is Chairman of Gettysburg National Battlefield Museum Foundation. He has been a director of the Company since 1998. Mr. Kinsley is a member of the compensation committee, nominating and governance committee and the strategic planning review committee.

Steven B. Silverman, age 71, has been counsel to Cohen, Seglias, Pallas, Greenhall & Furman, P.C., since January 1, 2002 when the law firms of Rothenberg Silverman & Furman PC and Cohen, Seglias, Pallas, Greenhall merged. He was a senior partner in the law firm of Rothenberg, Silverman and Furman PC, Elkins Park, Pennsylvania from 1995 until the time of the merger, and prior to 1995, he was a senior partner in the law firm of Rothenberg and Silverman. Mr. Silverman serves as an adjunct professor of labor law at the Pennsylvania State University Dickinson School of Law in Carlisle, Pennsylvania. He has been a director of the Company since 1991. Mr. Silverman is Chairman of the compensation committee.

Anne B. Sweigart, age 89, has served as President and Chairman of the Board of Directors of the Company since July 1985 and served as Chief Executive Officer of the Company from 1985 until October of 2001. She has been a director of the Company since 1952. Her employment at D&E Communications began in 1936, twenty-five years after her father founded D&E Communications. From that time until the present, she has always been involved in the management affairs of D&E Communications. She serves on numerous community boards and is currently a trustee of Rider University, a trustee of Elizabethtown College, an honorary trustee of Lebanon Valley College and a trustee of Linden Hall School for Girls. Mrs. Sweigart is also a director of the Pennsylvania Telephone Association and serves on the Board of Directors of LutherCare. Mrs. Sweigart serves as Chairman of the executive committee.

Class A Directors Whose Terms Expire In 2005

John Amos, age 72, has been in the commercial fruit and produce-growing business for more than 48 years in Grand Traverse County, Michigan, serving as President of Hi-Lo Farms, Inc. since 1979 and as senior partner of Amos Farms since 1980. He has been a director of the Company since 1990. Mr. Amos is a member of the compensation committee.

G. William Ruhl, age 64, has been Chief Executive Officer of D&E Communications since October 2001, and has served as President and Chief Executive Officer of D&E Telephone Company, D&E Communications’ RLEC subsidiary, since 1996. From 1991 to October 2001, Mr. Ruhl served as Senior Vice President of D&E Communications. Prior to joining D&E Communications in 1991, Mr. Ruhl was employed by Bell of Pennsylvania and Bell Atlantic for 30 years. Mr. Ruhl is a registered Professional Engineer and a member of the Institute of Electrical and Electronics Engineers, Inc. He served as Chairman of the Board of Directors of Monor Telephone Company from 1994 until its sale in 1999. He represents the United States Telecom Association (USTA) on the President’s National Security Telecommunications Advisory Committee and is Chairman of the USTA’s National Security Policy Committee. Mr. Ruhl serves as Chairman of the Board of Directors of the Technology Council of Central Pennsylvania and serves on the boards of the Alliance for Telecommunications Industry Solutions and the Economic Development Company of Lancaster County. He is also President of the Board of Directors of the Central Pennsylvania Symphony. He has been a director of the Company since 1993. Mr. Ruhl is a member of the executive committee and the strategic planning review committee.

W. Garth Sprecher, age 52, has served as Senior Vice President and Secretary of D&E Communications since May of 2002, and served as Vice President and Secretary of D&E Communications from 1996 to 2002. Mr. Sprecher has held various positions with D&E Communications since 1984. He is a member of the Board of Directors of Sterling Financial Corp and serves on the executive committee and nominating and governance committee of Sterling and is Chairman of the compensation committee of Sterling. Mr. Sprecher is a member of the board of directors of the Harrisburg Regional Chamber of Commerce. He is a member of the board of directors of Lancaster General Hospital. Mr. Sprecher is Vice-Chairman of the Lancaster County Convention Center Authority. He is past President of the Pennsylvania Dutch Council of the Boy Scouts of America and past President of the Mid-Atlantic Chapter of the American Society of Corporate Secretaries. He has been a director of the Company since 1993. Mr. Sprecher is a member of the executive committee.

Richard G. Weidner, age 77, retired as President of Beard and Company, Inc., Certified Public Accountants, in 1986. He served as a member of the board of directors of Conestoga Enterprises, Inc. from June of 1989 until May 2002. Mr. Weidner is a member of the Pennsylvania Institute of Certified Public Accountants and is a past president of its Reading, Pennsylvania Chapter. He has been a director of the Company since 2003. Mr. Weidner is Chairman of the audit committee.

Nominees For Class B Directors For Terms To Expire in 2006

Thomas H. Bamford, age 64, is a principal in the Franklin Consulting Group, a company providing organizational development, strategic planning and fund raising counsel to colleges, universities and other human services groups. He was Director of Community Relations at the Lancaster Health Alliance from 1995 until 1999 when he elected to pursue his work with the Franklin Consulting Group on a full time basis. Prior to 1995, Mr. Bamford was employed by CoreStates Bank. Currently, Mr. Bamford is a director of the United Way of Lancaster County, The Lancaster Campaign, and the Lancaster YMCA Foundation. He is Vice Chairman of the Louise von Hess Foundation for Medical Education and past President of the Rotary Club of Lancaster. He has been a director of the Company since 1997. Mr. Bamford is a member of the audit committee.

Ronald E. Frisbie, age 81, retired from D&E Communications in 1992 where he served as a Vice President from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992. Mr. Frisbie has been a director of the Company since 1983. Mr. Frisbie is a member of the audit committee, the nominating and governance committee, and strategic planning review committee.

Robert M. Lauman, age 78, has served as Vice Chairman and Senior Executive Vice President, Assistant Secretary and Assistant Treasurer since May 2003 and as Vice Chairman and Senior Executive Vice President of D&E Communications from October 2001 to May 2003. Prior to 2001, Mr. Lauman served as Executive Vice President and Chief Operating Officer of the Company. Mr. Lauman joined the Company in 1983. He was employed by Bell of Pennsylvania from 1946 to 1983, when he retired as Vice President – Engineering. Mr. Lauman is a registered Professional Engineer, a member of the Pennsylvania Society of Professional Engineers and a member of the Institute of Electrical and Electronics Engineers, Inc. Currently, he is a trustee of Lancaster Theological Seminary. He has been a director of the Company since 1983. Mr. Lauman is a member of the executive committee and is Chairman of the strategic planning review committee.

D. Mark Thomas, age 56, has been a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, Pennsylvania, since the formation of the firm in 1991. From 1977 to 1990, he was a partner in the law firm of Thomas & Thomas. Mr. Thomas’ law practice is concentrated primarily in public utility and telecommunications law. Mr. Thomas has been a director of the Company since 1997 and currently is a member of the compensation committee and nominating and governance committee.

THE BOARD RECOMMENDS VOTING FOR THE ELECTION OF ITS FOUR (4) NOMINEES AS CLASS C DIRECTORS.

General Information Regarding the Board of Directors

Any shareholder who desires to contact D&E Communications, Inc. directors may do so electronically by sending an email to the following address: gsprecher@decommunications.com. Alternatively, a shareholder can contact the directors by writing to: Corporate Secretary, D&E Communications, Inc., P. O. Box 458, Ephrata, PA

17522. All communications are forwarded to the appropriate board member as addressed. Additionally, the Company urges all board members to attend the annual shareholders meeting and be available for direct discussion.

Director Attendance at Board Meetings

The Board held a total of twelve (12) regularly scheduled meetings and one (1) reorganization meeting during the year ended December 31, 2003. Each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board’s committees on which he or she served including Mr. Weidner who attended more than 75% of the meetings after he became a director in 2003. The Board has the following five (5) standing committees: the audit committee, the compensation committee, the executive committee, the nominating and governance committee, and the strategic planning review committee.

Compensation of Directors

Each non-employee director of D&E Communications was paid a retainer of $5,112 plus $250 for each committee meeting of the Board of Directors, not held in conjunction with a Board of Directors’ meeting, that each non-employee director attended in 2003. Committee chairpersons receive additional annual compensation of $500 for their service. The retainer in 2003 was paid, at the option of each director, one half in 260 shares of D&E Communications common stock, or the equivalent cash value (which was $2,556), and one half in equal quarterly cash payments. Employee directors do not receive compensation for Board or committee service.

Board Committees

Audit Committee

The audit committee, consisting of Richard G. Weidner (Chairman), Thomas H. Bamford, Paul W. Brubaker, and Ronald E. Frisbie, is responsible for recommending to the D&E Communications Board of Directors the firm of independent public accountants responsible to audit the Company’s financial statements. All members of the audit committee were determined to meet the experience and independence requirements of NASDAQ, the Securities and Exchange Act of 1934, and the rules and regulations of the SEC. Director Weidner was determined to qualify, and agreed to serve, as the audit committee’s “financial expert” as defined by SEC regulations. The audit committee’s responsibility is to oversee the integrity of the Corporation’s financial statements and internal controls; compliance with legal and regulatory requirements; independent auditor’s qualifications and independence; and performance of the Corporation’s internal audit function and the independent auditor. This committee also reviews with the independent public accountants the results of their audit work before filing quarterly and annual financial statements. The audit committee held six meetings during 2003. The Board of Directors has adopted a written charter for the audit committee, a copy of which is attached as Appendix A hereto and is also available on the Company’s website at www.decommunications.com.

Compensation Committee

The compensation committee, consisting of Steven B. Silverman (Chairman), John Amos, Robert A. Kinsley and D. Mark Thomas, reviews and makes recommendations to the Board of Directors regarding compensation practices of the Company. All members of the compensation committee meet the independence requirements of NASDAQ, the Securities and Exchange Act of 1934 and the rules and regulations of the SEC. The compensation committee held two meetings during 2003. The compensation committee has adopted a charter, consistent with NASDAQ listing requirements and SEC rules and regulations.

Executive Committee

The executive committee, consisting of Anne B. Sweigart (Chairman), Robert M. Lauman, G. William Ruhl and W. Garth Sprecher, is designed to perform and uphold the duties and responsibilities of the board as dictated by the by-laws of the Company and within the limitations set by the board. The executive committee had no meetings during 2003.

Nominating and Governance Committee

The nominating and governance committee consists of Paul W. Brubaker (Chairman), Ronald E. Frisbie, Robert A. Kinsley and D. Mark Thomas. All members of the nominating and governance committee meet the independence requirements of NASDAQ, the Securities and Exchange Act of 1934 and the rules and regulations of the SEC. The nominating and governance committee will consider as nominees for election to the Board, persons recommended by the holders of Common Stock of the Company. Any shareholder desiring to recommend a nominee for election at the 2005 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by November 26, 2004, including the nominee’s name, business experience, number of shares of the Company’s stock owned and any other information the shareholder thinks is pertinent. All persons recommended for nomination as a board member are reviewed in light of their individual business or professional qualifications with a goal of maintaining a diverse mix of perspectives and backgrounds among the board members. The nominating and governance committee is working on formalizing a process for identifying and evaluating nominees for director, including nominees recommended by security holders. The nominating and governance committee was formed in January 2003 and had no meetings during 2003. The charter of the nominating and governance committee is available on the Company’s website at www.decommunications.com.

Strategic Planning Review Committee

The strategic planning review committee, consisting of Robert M. Lauman (Chairman), Ronald E. Frisbie, Robert A. Kinsley, and G. William Ruhl, considers the Company’s long range goals. The committee addresses technical developments, the changing regulatory environment and marketing strategy for the board’s consideration. The strategic planning review committee met one time in 2003.

SECURITY OWNERSHIP OF MANAGEMENT

As of March 12, 2004, there were 15,550,720 shares of the Company’s common stock outstanding. The table below sets forth the ownership of the common stock held, as of March 12, 2004, by (i) the directors, (ii) the nominees for director, (iii) the executive officers and (iv) all directors, nominees and executive officers as a group.

Name of Beneficial Owner	Nature and Amount of Beneficial Ownership		Percent of Class
John Amos	63,150	(2,6)	*
Thomas H. Bamford	2,280		*
Paul W. Brubaker	4,000	(1,7)	*
Ronald E. Frisbie	32,344	(8)	*
Robert A. Kinsley	2,016	(5)	*
Albert H. Kramer	18,565	(4)	*
Robert M. Lauman	86,761	(1,2,3,4,5)	*
Thomas E. Morell	19,677	(3,4)	*
G. William Ruhl	25,419	(1,3,4,5)	*
Steven B. Silverman	3,532	(5)	*
W. Garth Sprecher	118,630	(1,2,3,4,5)	*
Anne B. Sweigart	434,747	(1,2,4,5)	2.80%
D. Mark Thomas	3,637	(9)	*
Richard G. Weidner	1,480		*
All Directors, Nominees and Executive Officers as a group	2,571,418	(1,3,4,5,6,7,8,9)	16.54%

*	Less than 1 percent.
1.	Includes shares owned in their individual capacities but which are subject to the D&E Communications, Inc. Voting Trust, which was created pursuant to a Voting Trust Agreement, dated as of November 19, 1992 and further amended November 19, 2002 (the “Voting Trust”), as follows: 4,000 for Mr. Brubaker, 62,340 for Mr. Lauman, 11,729 for Mr. Ruhl, 115,570 for Mr. Sprecher, 417,861 for Mrs. Sweigart and 643,544 for all directors and officers as a group. Mrs. Sweigart and Messrs. Amos, Lauman and Sprecher are voting trustees of the Voting Trust.
2.	This shareholder is a party to the Voting Trust, pursuant to which the voting trustees named therein have the right, exercised by adoption of a resolution by a majority of the voting trustees at a meeting at which a quorum of the voting trustees is present, to direct the voting of such shares on all matters submitted to D&E Communications shareholders for a vote. Each participant in the Voting Trust retains sole investment power over his or her shares. The voting trust expires November 19, 2007. Each of the voting trustees disclaims beneficial ownership of the shares held by the Voting Trust, other than with respect to shares held by each individual trustee as a participant in the Voting Trust.
3.	Includes shares held in the Company’s 401(k) Plan as follows: 1,899 for Mr. Lauman, 2,273 for Mr. Morell, 2,490 for Mr. Ruhl, 1,999 for Mr. Sprecher, and 8,661 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.
4.	Includes shares held in the Company’s Employee Stock Purchase Plan as follows: 906 for Mr. Kramer, 6,128 for Mr. Lauman, 195 for Mr. Morell, 9,237 for Mr. Ruhl, 1,036 for Mr. Sprecher, 9,902 for Mrs. Sweigart and 27,404 for all directors and officers as a group.
5.	Includes shares held in the Company’s Dividend Reinvestment Plan as follows: 236 for Mr. Kinsley, 16,094 for Mr. Lauman, 1,260 for Mr. Ruhl, 225 for Mr. Silverman, 25 for Mr. Sprecher, 6,683 for Mrs. Sweigart and 24,523 for all directors and officers as a group.
6.	Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Does not include 65,709 owned by the Mary P. Amos Living Trust, of which Mr. Amos’ wife is trustee, and to which Mr. Amos disclaims beneficial ownership.

7.	Does not include 2,125 shares owned by Mr. Brubaker’s wife, with respect to which Mr. Brubaker disclaims beneficial ownership.
8.	Does not include 20,400 shares owned by Mr. Frisbie’s wife, with respect to which Mr. Frisbie disclaims beneficial ownership.
9.	Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms and written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during 2003 all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

Identification of Executive Officers

The following table sets forth the names, ages, and positions of the executive officers of the company. All executive officers of the Company serve for terms of one year and until re-appointed or until a successor is duly appointed at the annual organizational meeting of directors, which follows the annual shareholders’ meeting. Except for Mr. Kramer, whose employment agreement is described below, no executive officer has any arrangements or understandings with any other person pursuant to which such executive officer was or is to be appointed as an executive officer.

Name	Age	Position	Position Held Since
Anne B. Sweigart	89	Chairman and President	1985

Robert M. Lauman	78	Vice Chairman, Senior Executive Vice President, Assistant Secretary and Assistant Treasurer	2003

G. William Ruhl	64	Chief Executive Officer	2001

Thomas E. Morell	43	Senior Vice President, Chief Financial Officer and Treasurer	2002

W. Garth Sprecher	52	Senior Vice President and Secretary	2002

Albert H. Kramer	49	Senior Vice President of Operations	2002

Mrs. Sweigart’s and Messrs. Lauman, Ruhl and Sprecher’s biographies are set forth above in the section entitled “Directors”.

Thomas E. Morell, age 43, has been Chief Financial Officer and Treasurer since 1995, and Senior Vice President since May 2002. He was a Vice President from 1996 to May 2002. Mr. Morell has been employed by the Company since 1984, serving as Assistant Controller from 1984 to 1990 and Controller from 1990 to 1995. From 1982 to 1984, he was employed by Coopers and Lybrand as an auditor. Mr. Morell is Managing Director of PenneCom B.V., and a Supervisory Board member of Pilicka Telephone Company. Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants.

Albert H. Kramer, age 49, was appointed Senior Vice President of Operations of D&E Communications, Inc. in May 2002, when Conestoga Enterprises, Inc. merged with D&E Communications. Prior to the merger, Mr. Kramer was President of Conestoga Enterprises, Inc. from May 1998 to May 2002. He was employed by Conestoga Enterprises, Inc. in September 1995, and served as Vice President, Finance and Administration until August 1997. In August 1997, he was appointed Executive Vice President and served in that capacity until May 1998. Prior to that, Mr. Kramer was employed by Denver & Ephrata Telephone Company from 1984 to 1995, and served as Controller, and then Chief Financial Officer and Treasurer during the last five years of his employment. Mr. Kramer was employed by Coopers and Lybrand as Senior Accountant from 1980 to 1984. He has been a board member of the United States Telecom Association (USTA) since 1998 and currently serves on the USTA Executive Committee and is also Treasurer. He served as a board member of the Pennsylvania Telephone Association (PTA) from 1998 to 2002, and served on the Executive Committee during that time. Mr. Kramer has been a member of the Berks County Workforce Investment Board since 1999 and has been a member of the board of National Penn Bank and Penn 1st Financial Services, Inc., both of which are subsidiaries of National Penn Bancshares, Inc., since 2000. In 2002, Mr. Kramer was appointed to the board of the Berks Economic Partnership and also to the Penn State Harrisburg Board of Advisers. Mr. Kramer is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of the CEO of the Company and each of the Company’s five (5) other most highly compensated executive officers in 2003.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)(A)	Restricted Stock Award ($)(B)	All Other Compensation ($)(C)
Anne B. Sweigart (D)	2003	$255,000	$6,099	$—	$193,942
Chairman and President	2002	252,692	—	—	176,093
	2001	240,846	61,279	125,300	189,191

Robert M. Lauman	2003	$240,000	$6,099	$—	$66,840
Vice Chairman and Senior	2002	233,654	—	—	67,943
Executive Vice President	2001	208,576	53,151	125,300	64,740

G. William Ruhl (D)	2003	$225,000	$6,099	$—	$9,750
Chief Executive Officer	2002	208,269	—	—	8,678
	2001	148,922	38,143	125,300	18,765

Thomas E. Morell	2003	$189,500	$6,099	$—	$7,854
Senior Vice President, Chief	2002	179,231	—	—	8,114
Financial Officer and Treasurer	2001	141,539	36,267	125,300	10,007

W. Garth Sprecher	2003	$180,000	$6,099	$—	$7,864
Senior Vice President and Secretary	2002	170,769	—	—	8,263
	2001	135,385	35,017	125,300	12,133

Albert H. Kramer	2003	$175,000	$6,099	$—	$7,433
Senior Vice President	2002	176,443	261,625	—	188,334
	2001	182,404	—	—	7,920

A.	Bonuses are established pursuant to D&E Communications’ Exempt Employee Short-term Incentive Plan and are subject to performance targets set by the compensation committee of the Board of Directors. Mr. Kramer received an award in 2002 which was paid under his Conestoga Enterprises, Inc. incentive compensation plan.
B.	In 2000 and 2001, awards of 4,000 shares of restricted stock and cash equal to 40% of the share value were made to each named executive officer, except for Mr. Kramer, under the D&E Communications Long-Term Incentive Plan. These awards were reflected as Annual Compensation in 2000 and 2001 based on the fair market value on the date the award was made. Upon completion of the merger with Conestoga, which is considered a change of control for purposes of the long-term incentive plan, the awards of shares and cash from 2000 and 2001 became immediately vested at a fair market value on May 24, 2002 of $187,300 and were paid in June 2002. There were no new awards made in 2003.
C.	The amounts shown in this column are for the following items in the years 2003, 2002 and 2001, respectively:

(i) Anne B. Sweigart: $0, $0, and $19,258, for split dollar life insurance; $5,942, $1,426 and $0, for term life insurance; $8,000, $8,000, and $6,800 for the 401(k) company match; $180,000, $166,667, and $163,133 for pension benefits (over age 70½);

(ii) Robert M. Lauman: $0, $12,017, and $14,800 for the split dollar life insurance; $5,942, $1,426 and $0 for term life insurance; $8,000, $8,000, and $6,800 for the 401(k) company match; $52,898, $46,500 and $43,140 for pension benefits (over age 70½);

(iii) G. William Ruhl: $0, $0 and $11,767 for the split dollar life insurance; $1,904, $678 and $198 for term life insurance; $7,846, $8,000 and $6,800 for the 401(k) company match;

(iv) Thomas E. Morell: $0, $0 and $3,177 for the split dollar life insurance; $289, $114 and $30 for term life insurance; $7,565, $8,000 and $6,800 for the 401(k) company match;

(v) W. Garth Sprecher: $0, $0 and $5,264 for the split dollar life insurance; $664, $263 and $69 for term life insurance; $7,200, $8,000 and $6,800 for the 401(k) company match;

(vi) Albert H. Kramer: $0, $180,000, and $0 for change of control payment; $433, $334 and $45 for term life insurance; $7,000, $8,000 and $7,875 for the 401(k) company match.

D.	Mrs. Sweigart served as Chief Executive Officer from 1985 to October 2001. In October 2001, Mr. Ruhl was appointed Chief Executive Officer.

Pension Plan Table

The Company’s pension plan is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees. The plan provides benefits based on years of service and the employee’s final average pay at retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65, but certain grandfathered employees who attain the age of 55 and complete at least 25 years of service may retire without any actuarial reduction of their benefit. For all other eligible employees who retire before age 65, their benefit is subject to a proportional reduction. Benefit amounts for certain grandfathered employees are not subject to Social Security integration.

The following table illustrates the maximum annual benefit payable upon retirement pursuant to the Company’s pension plan for employees with specified average final compensation and years of service, assuming normal retirement age and payment as a single life annuity. The Internal Revenue Service annual plan compensation limit is $200,000.

Average Final Compensation	Years of Service
	15	20	25	30	35
$100,000	$24,000	$32,000	$40,000	$48,000	$56,000
120,000	28,800	38,400	48,000	57,600	67,200
140,000	33,600	44,800	56,000	67,200	78,400
160,000	38,400	51,200	64,000	76,800	89,600
180,000	43,200	57,600	72,000	86,400	100,800
200,000	48,000	64,000	80,000	96,000	112,000
300,000	48,000	64,000	80,000	96,000	112,000
400,000	48,000	64,000	80,000	96,000	112,000
500,000	48,000	64,000	80,000	96,000	112,000

Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table, except for Mr. Kramer’s bonus in 2002. The years of service for purposes of the pension plan, as of December 31, 2003, were: Mrs. Sweigart 67 years, Mr. Lauman 20 years, Mr. Ruhl 12 years, Mr. Morell 19 years, Mr. Sprecher 19 years and Mr. Kramer 13 years. Mr. Kramer’s estimated benefit at normal retirement age should also include 7% of Average Final Compensation (limited to $200,000) to account for service under a different Company sponsored pension plan.

Equity Compensation Plan Information

Plan Category	No. of securities issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	256,915	$10.20	995,645
Equity compensation plans not approved by security holders	0	$0	0

Total	256,915	$10.20	995,645

Employment Agreements

Mr. Kramer and D&E Communications executed an employment agreement on May 24, 2002, effective June 14, 2003, pursuant to which Mr. Kramer serves as Senior Vice President of the Company. The original term of the agreement was two years, which term automatically extends one additional year as of each anniversary date of the contract unless either party provides 60 days’ prior written notice to the other not to extend the term. Thus, on June 14, 2003, Mr. Kramer’s contract automatically extended for an additional year, to June 14, 2005. On February 26, 2004, the Company gave notice to Mr. Kramer that the term of his contract would not be further extended. Therefore, Mr. Kramer’s contract will expire on June 14, 2005. Thereafter, Mr. Kramer will be employed by the Company as an employee at will. Mr. Kramer’s base salary is determined under the agreement during the term of the agreement and he is eligible to receive a short term incentive amount based on an annual incentive target, subject to achieving various objectives based on the performance of D&E Communications and the approval of the D&E Communications Board of Directors or the appropriate committee thereof.

As of the end of his initial two-year employment term, Mr. Kramer will be entitled to receive a one-time retention bonus of $120,000. If Mr. Kramer’s employment were terminated without cause or as a result of his death or disability or if he were to resign with good reason (as defined in the employment agreement) during the employment term, Mr. Kramer or his beneficiary would be entitled to his base salary for the remaining term and various incentive payments. Additionally, if Mr. Kramer’s employment were terminated without cause or if he were to resign with good reason during the initial two-year employment term, Mr. Kramer would be entitled to continued health care for himself and his dependents for the remainder of the initial two-year employment term. If D&E Communications were to undergo a change of control during his employment term and Mr. Kramer were terminated without cause or resigned with good reason during the 12 months following the change of control or if he terminated employment for any reason within the 30 day period beginning on the one year anniversary of the change of control, he would be entitled to receive the greater of (i) his base salary and various incentive payments for the remaining term (ii) 2 years’ compensation as well as continued health care for himself and his dependents for a period of two years. The agreement also contains restrictive covenants that, during his employment and for two years after the termination of his employment, would prevent Mr. Kramer from competing with the Company.

The Company does not have employment contracts with any of the named executive officers other than Mr. Kramer. His agreement was negotiated as part of the Conestoga merger transaction.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2003, Messrs. Silverman (Chairman), Amos, Kinsley and Lauman served on the compensation committee of the D&E Communications Board of Directors. Since Mr. Lauman is an executive officer of D&E Communications, and, therefore, is not considered to be “independent” under the new NASDAQ listing requirements and SEC definitions, he resigned from the committee and was replaced by D. Mark Thomas. Mr. Silverman is counsel to the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as counsel to D&E Communications, and Mr. Thomas is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as counsel to D&E Communications.

Report of the Compensation Committee on Executive Compensation

The Company’s executive compensation program is administered by the compensation committee comprised of directors Steven B. Silverman (Chairman), John Amos, Robert A. Kinsley, and D. Mark Thomas. The Company’s executive compensation policies are intended to provide incentives for achieving annual and long-term goals and to reward superior corporate and individual performance. During fiscal 2003, compensation of executive officers, including the chief executive officer, consisted of salary and annual incentive compensation but no long-term incentive compensation.

Base Salaries. In establishing the base salaries of executive officers for fiscal 2003, including the chief executive officer, Mr. Ruhl, the compensation committee considers a number of factors including (i) salary ranges for comparable positions at other companies; (ii) the historical financial performance of the Company (including such indicators as gross revenues, operating income, net income, earnings per share and operating income plus depreciation and amortization; (iii) the level of responsibility of the employee; and (iv) the level of inflation for the period. Compensation decisions are not based upon any precise formula and no factor is accorded any greater weight than other factors. However, based on these factors, the compensation committee made no changes to base salaries in 2003, which it believed to be reasonable and appropriate for the 2003 fiscal year.

On an annual basis, the compensation committee reviews publicly available compensation surveys in determining the compensation levels of its executive officers. There is, however, no relation between the companies used for compensation purposes and the companies in the NASDAQ Telecommunications Index (Nasdaq Telecom) used in Stock Performance Graph below. Using these surveys, and based on the compensation committee’s evaluation of the factors listed above, the base salary of Mr. Ruhl, the chief executive officer, was not increased in March 2003.

Annual Incentive Compensation. D&E Communications provides an annual incentive opportunity to its executive officers pursuant to the D&E Communications’ Exempt Employee Short-term Incentive Plan, which has been approved by the Board of Directors and is administered by the compensation committee. Under the Plan, the compensation committee establishes performance targets based on operating income, for the year, on a sliding scale that provides for bonuses (based on a participant group) in direct correlation to meeting or exceeding the target. Targets for 2003 were set during the first quarter of 2003 based on operating income. The compensation committee also has the authority to grant bonuses where the amounts are based on the compensation committee’s subjective judgment with respect to past performance.

Long-Term Incentive Compensation. D&E Communications provides long-term incentive opportunities to its executive officers pursuant to the 1999 Long-Term Incentive Plan, which was approved by the shareholders at D&E Communications’ 1999 annual meeting. Under the Plan, the compensation committee generally grants performance restricted shares and cash incentive compensation on an annual basis that vest three years from the date of grant based on the achievement of a target level of earnings per share. In determining the number of performance restricted shares and the amount of incentive cash compensation to be awarded to executive officers, including the Chief Executive Officer, in fiscal year 2003, the compensation committee considered the Conestoga merger and subsequent change of control vesting of any Long-Term Incentive Plan award, and made no grant.

The compensation committee has not formally considered or adopted a policy with regard to qualifying bonus awards for tax deductibility under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain named executive officers to $1 million per year. The compensation committee has not yet seen any need to address this issue, since current cash compensation of D&E Communications’ executives is well below the level at which this new tax limitation would apply, and D&E Communications’ long-term incentive compensation is not subject to the limitation.

Respectfully submitted,

The Compensation Committee

Steven B. Silverman (Chairman)

John Amos

Robert M. Kinsley

D. Mark Thomas

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter setting forth the responsibilities and duties of the Audit Committee. The Audit Committee’s primary responsibilities and duties are to represent and assist the Board with the oversight of:

1.	the integrity of the Corporation’s financial statements and internal controls;

2.	the Corporation’s compliance with legal and regulatory requirements;

3.	the independent auditor’s qualifications and independence; and

4.	the performance of the Corporation’s internal audit function and the independent auditor.

The Audit Committee met six times during 2003 to carry out its responsibilities. The committee meets with management and its independent accountants at least quarterly to review and discuss the adequacy of D&E Communications’ internal controls and the objectivity of its financial reporting. The committee also recommends to the D&E Communications Board of Directors the appointment of the independent accountants and reviews periodically their performance and independence from management. The directors who serve on the committee have all been determined to be “independent” for purposes of the current NASDAQ listing standards.

Management has primary responsibility for D&E Communications’ financial statements and the overall reporting process, including D&E Communications’ system of internal controls. The independent accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial condition, results of operations and cash flows of D&E Communications in conformity with generally accepted accounting principles and discuss with the committee any issues they believe should be raised.

As part of its oversight of D&E Communications’ financial statements, the committee reviewed and discussed D&E Communications’ audited financial statements contained in the 2003 Annual Report on Form 10-K with D&E Communications management and PricewaterhouseCoopers LLP, D&E Communications’ independent accountants. Management has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues. The Audit Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from D&E Communications. The committee also discussed with PricewaterhouseCoopers any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the D&E Communications Board of Directors that D&E Communications’ audited financial statements be included in D&E Communications’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee Richard G. Weidner (Chairman) Thomas H. Bamford Paul W. Brubaker Ronald E. Frisbie

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all D&E Communications, Inc. employees, including employees of all D&E Communications, Inc.’s subsidiaries, and all officers and directors of the Company. The code of ethics is available on the Company’s web site at www.decommunications.com. The code of business conduct and ethics complies with the requirements of NASDAQ listing standards and the SEC’s rules and regulations.

Certain Relationships and Related Transactions

Steven B. Silverman, a director of D&E Communications, is counsel in the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as counsel to D&E Communications.

D. Mark Thomas, a director of D&E Communications, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as counsel to D&E Communications.

Mrs. Anne B. Sweigart, Chairman of the Board of Directors and President of D&E Communications, is the aunt of W. Garth Sprecher, Senior Vice President and Secretary of D&E Communications.

STOCK PERFORMANCE GRAPH

The following graph is a comparison of five-year cumulative total return on shares of the Company’s Common Stock. The comparison assumes $100 invested in each of the Nasdaq U.S. Index (Nasdaq US), the Nasdaq Telecommunications Index (Nasdaq Telecom) and the Company’s Common Stock, on December 31, 1998 and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

	1998	1999	2000	2001	2002	2003
Nasdaq U.S.	$100.00	$185.43	$111.83	$88.76	$61.37	$91.75
Nasdaq Telecom	$100.00	$178.71	$76.11	$50.98	$23.47	$39.02
D&E Communications, Inc.	$100.00	$134.97	$165.57	$135.35	$53.19	$97.83

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 12, 2004, the holdings of each person who is known by the Company to own beneficially more than 5% of the Common Stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Voting Trust D&E Communications, Inc. (the “Voting Trust”) P.O. Box 458 Ephrata, PA 17522	2,398,724	(1)	15.43%

Southwestern Investments, Inc High Ridge Park Stamford, CT 06905	1,300,000		8.36%

The Ephrata National Bank Trustee of the William and Jemima Brossman Charitable Foundation (the “Charitable Foundation”) P.O. Box 457 Ephrata, PA 17522	885,100	(2)	5.69%

1.

The D&E Communications, Inc. Voting Trust was created pursuant to a Voting Trust Agreement, dated as of November 19, 2002, (the “Voting Trust”), pursuant to which the voting trustees named therein have the right exercised by adoption of a resolution by a majority of the voting trustees at a meeting at which a quorum of the voting trustees is present, to direct the voting of such shares on all matters submitted to D&E Communications shareholders for a vote. Each participant in the Voting Trust retains sole investment power over his or her shares. The voting trust expires November 19, 2007. The trustees of the Voting Trust, and shares held in the Trust in their individual capacity are, Anne B. Sweigart, 416,111 shares, John Amos, 0 shares, James E. Brubaker, 572 shares, Robert M. Lauman, 62,340 shares, and W. Garth Sprecher, 113,356 shares, each of whom, other than Mr. Brubaker, is a director of D&E Communications. Each of the voting trustees disclaims beneficial ownership of the shares held by the Voting Trust, other than with respect to shares held by each individual trustee as a participant in the Voting Trust.

2.	The Charitable Foundation is a member of the Voting Trust. Of the number of shares held by the Charitable Foundation, 800,000 shares are also included in the number of shares held by the Voting Trust. The bank holds 85,100 shares outside the Voting Trust with full investment and voting power. The Ephrata National Bank, as trustee of the Charitable Foundation, exercises sole investment power and no voting power with respect to the 800,000 shares held by the Charitable Foundation in the Voting Trust.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF THE COMPANY’S AUTHORIZED COMMON SHARES FROM

THIRTY MILLION SHARES TO ONE HUNDRED MILLION SHARES

The Board has authorized an amendment to Section 5.1 of the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock of the Company from thirty million shares to one hundred million shares. The full text of Section 5.1, reflecting this amendment, is as follows:

“5.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is:

5.1.1	20,000,000 shares of Preferred Stock, without par value; and
5.1.2	100,000,000 shares of Common Stock, par value of $0.16 per share.”

The additional common shares for which authorization is sought will have the same rights and privileges as the common shares presently outstanding. Holders of common shares have no preemptive rights to subscribe for any additional shares of the Company.

The Board believes that the increase in the number of authorized shares of Common Stock is desirable in order to provide flexibility of action in the future and to enable the Company to act promptly in connection with stock splits, stock dividends, acquisitions, financings and such other corporate matters involving the issuance of Common Stock as the Board of Directors may deem advisable. From time to time, the Board of Directors has discussed the adoption of a shareholders rights plan, and may do so in the future. Additional shares authorized through the amendment of the Company Articles of Incorporation, as set forth above, could be used for such purpose as well. There are no present plans for the use of the additional shares.

An issuance of additional shares of D&E Common Stock could dilute the voting power of stockholders and could deter or render more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Board. The Company has no knowledge that any person intends to effect such a transaction.

The Company currently has approximately 12.8 million authorized common shares available for issuance without shareholder approval, taking into account the shares that (i) are currently outstanding; and (ii) reserved for the Company’s various stock purchase and stock option plans. The additional common shares would be available for issuance without further action by the Company’s shareholders, unless such action were required by applicable law or the rules of the National Association of Securities Dealers, Inc.’s NASDAQ National Market System (NASDAQ NMS).

The Board of Directors recommends a vote FOR the approval of the amendment of the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares from thirty million to one hundred million.

PROPOSAL 3:

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board, upon recommendation of its Audit Committee, also recommends PricewaterhouseCoopers LLP, as accountants of the Company’s financial statements for 2004. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2003. The recommendation is being submitted to the shareholders for ratification, which requires the affirmative vote of a majority of the votes cast by shareholders at the meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Although not required by law, the Company maintains a policy of submitting the ratification of the appointment of its independent accountants to a vote of the shareholders. In the event that sufficient shareholders do not ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent accountants for 2004, the Company may reassess such appointment and/or appoint another firm.

Audit Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for the audit of the Company’s 2003 and 2002 annual financial statements and the review of the Company’s quarterly financial statements included in the Company’s quarterly reports on Form 10-Q were $360,000 for 2003 and $480,000 for 2002.

Audit-Related Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for other audit-related fees including benefit plan audits and other special report reviews during 2003 and 2002 were $0 for 2003 and $495,000 for 2002.

Tax Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for tax filing preparation and tax planning services for 2003 and 2002 fiscal years were $452,000 for 2003 and $274,000 for 2002.

All Other Fees

The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP during fiscal year 2003, other than the services referred to above under the captions “Audit Fees” and “Audit-related Fees,” were minimal.

The audit committee of the Company approved all non-audit services provided by PricewaterhouseCoopers LLP. The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by PricewaterhouseCoopers (PwC). Specifically, the committee has pre-approved the use of PwC for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that the company requests PwC to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the committee has also set a specific annual limit on the amount of such services which the company would obtain from PwC, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement over $25,000.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2004.

2005 SHAREHOLDER PROPOSALS

Proposals of shareholders intended for inclusion in the Company’s proxy statement relating to the 2005 Annual Meeting must be received at the Company’s principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Senior Vice President and Secretary), no later than Thursday, December 23, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written notice of shareholder proposals relating to the 2005 Annual Meeting, other than those intended for inclusion in the Company’s proxy statement, must be received at the Company’s principal executive offices no later than March 8, 2005.

OTHER MATTERS

The Board is not aware that any matter other than those listed in the Notice of 2004 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any matter not listed in the Notice should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO W. GARTH SPRECHER, SENIOR VICE PRESIDENT AND SECRETARY, D&E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY’S 2003 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 WILL BE PROVIDED WITHOUT CHARGE. COPIES ARE ALSO AVAILABLE WITHOUT CHARGE ON THE D&E COMMUNICATIONS, INC. WEBSITE AT WWW.DECOMMUNICATIONS.COM

March 29, 2004

APPENDIX A

D&E COMMUNICATIONS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. Purpose

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee shall represent and assist the Board with the oversight of:

(a) the integrity of the Corporation’s financial statements and internal controls;

(b) the Corporation’s compliance with legal and regulatory requirements;

(c) the independent auditor’s qualifications and independence; and

(d) the performance of the Corporation’s internal audit function and the independent auditor.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. Composition

The Board shall determine the size and composition of the Audit Committee in accordance with the applicable rules of the National Association of Stock Dealers (“NASD”), the Securities and Exchange Commission (the “Commission”), and other applicable regulatory authorities, but the Committee shall have no fewer than three members. All members of the Committee shall be directors independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. Each member shall in the judgment of the Board have the ability to read and understand the Corporation’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board be an audit committee financial expert in accordance with the rules and regulations of the Commission, and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board have accounting or related financial management expertise in accordance with Nasdaq listing standards. No member of the Audit Committee shall receive any compensation from the Corporation other than fees for serving as a Director or member or chair of a committee of the Board. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. Meetings

The Audit Committee shall meet at least four times in each fiscal year, or more frequently as circumstances dictate. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditing function, and the independent auditor. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the

Corporation’s financial statements consistent with Section IV, point 3, below. The Audit Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

IV. Responsibilities and Duties

In performing its responsibilities, the Audit Committee shall:

•	have the sole authority to retain and terminate the Corporation’s independent auditors (subject to stockholder approval) and any outside firm providing internal audit services. The Audit Committee shall have the sole authority to approve all audit engagement fees and terms and any significant non-audit engagements with the independent auditors. The Audit Committee shall also have the authority to retain attorneys or such other advisors as it may deem appropriate. The Corporation shall provide sufficient funding for the payment of auditors and other advisors retained by the Audit Committee.

•	Review and discuss with the independent auditors their annual audit plan, and any changes thereto reported to the Committee.

•	Meet with the independent auditors and operating and financial management of the Corporation to review matters relating to the annual audit of the Corporation’s financial statements.

•	Review the Corporation’s annual audited financial statements and quarterly financial statements with management of the Corporation and the independent auditors, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discuss with the independent auditors (1) the matters required to be communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (2) the auditor’s independence, and based on such review and discussions, recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report to be filed on Form 10-K with the Commission.

•	Review earnings press releases, as well as Corporation policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

•	Discuss policies with respect to risk assessment and risk management.

•	Review letters to management of the Corporation prepared by the independent auditors relating to internal control and financial and accounting matters, and any responses thereto prepared by management of the Corporation.

•	Review and discuss with the independent auditors and management of the Corporation the information prepared by the independent auditors and included pursuant to applicable professional and regulatory requirements, including Statement on Auditing Standards No. 61, Communication with Audit Committees, and pronouncements of the Independence Standards Board, and consider, after appropriate dialogue, the effect on the independence and objectivity of the independent auditors of any relationships between the Corporation or its management and the independent auditors, and of any other services provided by the independent auditors.

•	Review and discuss with the independent auditors and management of the Corporation any reports prepared by the independent auditors relating to other procedures completed by the independent auditors.

•	Review and discuss with the independent auditors and management of the Corporation any issues relating to disclosure controls and procedures, certifications under Sections 302 and 306 of the Sarbanes-Oxley Act of 2002, and, when they become effective, internal control reports and attestation requirements.

•	Meet separately, as needed, with the appropriate representatives of management, the independent auditors and the internal auditors, or any outside firm providing internal audit services, to consider any matters raised by them, including any audit problems or difficulties and management’s response.

•	Meet separately with the independent auditors to (1) make clear to them that they are accountable to the Audit Committee as a committee of the Board and (2) discuss the independent auditors’ judgments about the quality of the Corporation’s accounting practices and procedures.

•	Periodically review and consider the internal audit long range and annual audit plans.

•	Review periodic reports provided by internal audit, or any outside firm providing internal audit services, setting forth its progress toward completion of the annual internal audit plan, any significant deviations from or changes to the annual internal audit plan reported to the Committee, the results of internal audit procedures completed and reported to the Committee, and any other matters brought to the attention of the Committee by the internal auditors, and any responses of management of the Corporation to internal audit reports and recommendations.

•	Assess the Corporation’s processes regarding compliance with applicable laws, regulations and its Code of Business Conduct and Ethics, including those matters that could have a significant impact on the financial statements, compliance with policies, reports from regulators and the provisions of the Code of Business Conduct and Ethics applicable to the CEO and the Corporation’s senior financial officers as defined by the Commission rules.

•	Consider other matters and undertake activities, including engagement of outside advisors, from time to time which the Committee believes appropriate to meeting its responsibility to oversee the financial reporting of the Corporation and the related financial and accounting control systems of the Corporation.

•	Prepare an annual report of the Committee for inclusion in the Company’s annual proxy statement as required by the rules of the Commission.

•	Review annual affirmations provided to Nasdaq pursuant to its regulations relating to compliance with rules established by Nasdaq with respect to the composition of the Committee and the qualifications of members of the Committee.

•	Consider annually the adequacy of this Charter, and submit to the Board for adoption any changes to the Charter deemed appropriate in the circumstances.

•	Establish procedures for (1) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	Review disagreements between management and the auditors regarding financial reporting.

•	At least annually, obtain and review a report by the independent auditor describing (1) the firms’ internal quality control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (3) all relationships between the independent auditor and the Corporation.

•	Establish hiring policies for employees or former employees of the independent auditors.

•	Undertake an annual review and evaluation of the Committee’s performance. The Committee shall conduct such review and evaluation in such manner as it deems appropriate.

V. Communications

The Committee shall make clear to the independent auditors, the internal auditors or any outside firm providing internal audit services, and management and employees of the Corporation that, whenever matters come to their attention which they believe should be urgently communicated to the Committee, such matters should be communicated immediately to the Chair of the Committee. When any member of the Committee learns of information he or she believes should be communicated to the Board, he or she shall promptly notify the Chair of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits in accordance with generally accepted auditing standards or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are prepared in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting such audits, and management of the Corporation is responsible for preparing the Corporation’s financial statements in accordance with generally accepted accounting principles and that disclosures are complete and accurate. It is the duty of management and not of the Committee to assure compliance with laws and regulations and the Corporation’s Employee Code of Conduct.

PROMPTLY COMPLETE AND RETURN THE

PROXY/VOTING INSTRUCTION FORM BELOW

IN THE ENVELOPE PROVIDED

Carefully fold & detach along perforation

(continued from other side)

2. Amendment of the Company’s Articles of Incorporation		3. Ratification of Independent Accountants
☐ Vote FOR amendment of the Company’s Articles of Incorporation to increase the number of the Company’s authorized common shares from thirty million shares to one hundred million shares.	☐ Vote Against	☐ Vote FOR ratification of PricewaterhouseCoopers LLP as the Company’s independent Accountants for 2004.	☐ Vote Against
	☐ Abstain.		☐ Abstain.

THIS PROXY OR PARTICIPANT’S DIRECTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY OR PARTICIPANT’S DIRECTION WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION, AND FOR APPROVAL OF THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED WITH RESPECT TO THE CLASS C NOMINEES TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY OR PARTICIPANT’S DIRECTION, USING THE PROPER ENCLOSED POSTAGE PREPAID REPLY ENVELOPE(S).

Dated                                                                  SIGN HERE

Dated                                                                  SIGN HERE

When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

PROMPTLY COMPLETE AND RETURN THE

PROXY/VOTING INSTRUCTION FORM BELOW

IN THE ENVELOPE PROVIDED

Carefully fold & detach along perforation

PROXY/VOTING INSTRUCTION CARD

D&E COMMUNICATIONS, INC.

This proxy is solicited on behalf of the Board of Directors of D&E Communications, Inc. The undersigned hereby appoints Anne B. Sweigart, Robert M. Lauman and W.Garth Sprecher, or any one or more of them, each with power of substitution, as proxies for the undersigned to vote all shares of common stock of D&E Communications, Inc. (“D&E”) which the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders to be held on April 29, 2004, and any adjournments thereof (“2004 Annual Meeting”), as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The presence at the 2004 Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum.

If you are a current or former employee of D&E, this proxy card also provides voting instructions for shares held for your account in the D&E Communications, Inc. Employees’ 401(k) Savings Plan (the “Plan”). The trustee for the Plan will vote these shares as you direct in this proxy card. If you do not sign and return a proxy card, the trustee will vote your Plan shares in the same ratio as those shares with respect to which the trustee has received instructions from other Plan participants. If you sign and return a proxy card and fail to specify a choice on any matter, the trustee will vote your Plan shares in accordance with the recommendation of the Board of Directors.

Shares owned by you other than those held in the Plan will be voted only if you sign and return a proxy card, or attend the meeting and vote by ballot. If you sign and return a proxy card and fail to specify a choice on any matter, your shares will be voted in accordance with the recommendation of the Board of Directors.

The Board of Directors recommends a vote “FOR” the proposals described below. Member firms of the New York Stock Exchange have authority to vote on the proposals described below as a routine item and need not decline to vote in the absence of voting instructions from an investor.

1. Election of Directors (Mark only one)

☐	Vote FOR all nominees listed below and recommended by the Board of Directors	☐	Vote WITHHELD from all nominees
(except as directed to the contrary below)

Paul W. Brubaker, Robert A. Kinsley, Steven B. Silverman and Anne B. Sweigart

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

(continued, and to be signed, on other side)